As filed with the Securities and Exchange Commission on September 16, 2019

Registration Statement No. 333-233621

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORGANOGENESIS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1329150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

85 Dan Road

Canton, MA 02021

(781) 575-0775

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary S. Gillheeney, Sr.

President and Chief Executive Officer

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021

(Name and address of agent for service)

(781) 575-0775

(Telephone number, including area code, of agent for service)

Copies to:

William R. Kolb Stacie S. Aarestad Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Telephone: (617) 832-1000	Lori Freedman Vice President and General Counsel Organogenesis Holdings Inc. 85 Dan Road Canton, MA 02021 Telephone: (781) 575-0775

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Organogenesis Holdings Inc. (File No. 333-233621), initially filed on September 4, 2019 (the “Registration Statement”), is being filed as an exhibit-only filing to file the Registrant’s current certificate of incorporation and bylaws, filed herewith as Exhibits 3.1 and 3.2, respectively. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the Registrant’s current certificate of incorporation and bylaws filed herewith as Exhibits 3.1 and 3.2. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1†	Certificate of Incorporation of Organogenesis Holdings Inc.

3.2†	Bylaws of Organogenesis Holdings Inc.

4.1**	Form of Indenture

4.2*	Form of Note

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Agreement

5.1**	Opinion of Foley Hoag LLP

23.1**	Consent of RSM US LLP, independent registered public accounting firm for the Company

23.2**	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included on the signature pages to the registration statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

†	Filed herewith.
*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on September 16, 2019.

ORGANOGENESIS HOLDINGS INC.

By:	*
Gary S. Gillheeney, Sr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, on behalf of the registrant, Organogenesis Holdings Inc., in the capacities and on the date indicated.

Signature	Title	Date

* Gary S. Gillheeney, Sr.	President and Chief Executive Officer (Principal Executive Officer), Director	September 16, 2019

* Timothy M. Cunningham	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2019

* Alan A. Ades	Director	September 16, 2019

* Maurice Ades	Director	September 16, 2019

* Albert Erani	Director	September 16, 2019

* Arthur S. Leibowitz	Director	September 16, 2019

* Wayne D. Mackie	Director	September 16, 2019

* Glenn H. Nussdorf	Director	September 16, 2019

* Joshua Tamaroff	Director	September 16, 2019

* By:	/s/ Lori Freedman
Name: Lori Freedman
Title: Attorney-in-Fact